UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2019

 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 100 Campus Drive, Suite 200
Florham Park, New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	CNDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William G. Parrett and Joie Gregor have tendered their respective resignations as members of the board of directors (the “Board”) of Conduent Incorporated (the “Company”), which are effective August 26, 2019.

The Board has appointed Margarita Paláu-Hernández and Kathy Higgins Victor to the Board to fill the vacancies on the Board created by the resignations.  Ms. Higgins Victor’s appointment is subject to the satisfactory completion of a customary background check.

Ms. Paláu-Hernández is the Chief Executive Officer of Hernandez Ventures. She is also a member of the board of directors of Herbalife Nutrition Ltd. and ALJ Regional Holdings, Inc.

Ms. Higgins Victor is the President and founder of Centera Corporation.  She is also a member of the board of directors of Best Buy Co., Inc.

Assignments to committees of the Board for Ms. Paláu-Hernández and Ms. Higgins Victor have not yet been determined by the Board.

Ms. Paláu-Hernández and Ms. Higgins Victor will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: August 26, 2019	By:	/s/ J. Michael Peffer
		Name:	J. Michael Peffer
		Title:	Secretary